[CISCO SYSTEMS
CAPITAL LOGO]

Monday, October 25, 1999


David Walsh
Globaltron Communications Corporation
111 N.E. 1st St.
Miami, FL  33132


Dear Mr. Walsh,

Cisco systems Capital Corporation ("CSC"), a wholly owned subsidiary of Cisco Systems, Inc., specialized in providing innovative finance solutions for Cisco Systems products and services. We are pleased to present this proposal ("Proposal") for the transaction described below:

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
LESSON:                             Cisco Systems Capital Corporation

LESSEE:                             Globaltron Communication Corporation.

EQUIPMENT:                          Cisco Systems Products as presented by
                                    Sheldon Friedberg of Cisco Systems, Inc.

MAXIMUM EQUIPMENT COSTS:            In the aggregate up to $3,600,000.

SHIP TO:                            Locations within the U.S. as advised

PARTIAL SHIPMENTS:                  Please indicate at the bottom of
                                    this letter whether Lessee will accept
                                    scheduling of partial purchase order
                                    shipments. (If not, please note that Cisco
                                    Systems will retain shipments until
                                    complete.)

ORIGINAL TERM:                      3 Monthly payments interest only of $29,880.
                                    33 Monthly payments of $125,2180.

ADVANCE PAYMENTS:                   None, but deemed acceptance of the equipment
                                    will take place 30 days after shipment of the final piece of equipment per schedule.
                                    There is no interim rent, and commencement will take place according to the date referenced above

                                    Maintenance Maintenance Factor of .0875% for
                                    1 year and .0460% for 2 years. See
                                    Maintenance section for financing 3 or more years of SmartNet Maintenance.

                                    Notwithstanding the foregoing, CSC is not responsible for maintenance software or ancillary services relating to the equipment, nor for ensuring that any necessary maintenance or services agreements or software licenses with Cisco Systems or any other third party are in effort at any time.

MAINTENANCE:                        When Maintenance is purchased for 3 years or
                                    more, it may be included into the lease at 0% Financing over the term of the lease.
                                    Take the cost of maintenance over the term of the lease and divide by 36 to calculate the monthly payment.

NET LEASE
                                    This is a net lease transaction under which all costs, including without limitation, insurance, maintenance and taxes, are paid by Lessee for the term of the lease. Manufacturer's guarantees or warranties will be passed on to the Lessee.

ADJUSTMENT OF
RENTAL FACTORS: The rental amount quoted in this Proposal will be adjusted prior to the date of preparation of any Equipment Lease Schedule to reflect changes equal to or greater than one quarter of one percent (.25%) in the weekly average of the three Year Treasury Note interest rate, as specified in Federal Reserve statistical release H.15



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October 25, 1999
Page 2


                                    from the week preceding the date of this
                                    Proposal to the week preceding the date of
                                    preparation of the Schedule. Changes to the
                                    benchmark rate of less than one quarter of
                                    one percent (.25%) will not affect the Lease
                                    Rate Factor quoted herein. The Three
                                    Treasury Note H.15 statistic is updated
                                    weekly by the U.S. Federal Reserve for the
                                    preceding week's average yield. The
                                    statistic is publicly available on the
                                    Internet at http://www.bog.frb.fed.us/releases/h15/.

INVOICING:                          A single invoice will be furnished monthly,
                                    detailing all Lease Schedules and rental payments due. Freight charge will be added to CSC's invoice and billed to lessee with the first rental payment.

END OF LEASE OPTION:                At the end of the Original Term of the
                                    Lease, Lessee may purchase equipment for
                                    $1.00

UTILIZATION PERIOD:                 All Purchase Orders for equipment under this
                                    proposal shall be submitted no later than 90 days from the date of acceptance.

DOCUMENTATION FEE:                  None

OTHER FEES:                         None

EXPIRATION DATE:                    This Proposal shall terminate 30 days from
                                    today's date.

CREDIT APPROVAL:                    This Proposal includes only a brief
                                    description of the substantive terms and conditions of the contemplated lease transactions and is not intended as a formal commitment of credit by CSC or Cisco
                                    Systems. Any funding by CSC for the purchase of equipment is subject to the ongoing credit approval of CSC (including the absence of any material adverse change in the judgment of CSC, in the business of financial condition or prospects of Lessee) and to satisfactory documentation including as described below. You agree to provide two years' audited financial statements, bank references, a completed credit application and any other required credit information along with the signed copy of this Proposal.
                                    You hereby authorize CSC and/or its agents to make a complete credit investigation and to relate this information to others as necessary to secure credit approval.

                                    The parties acknowledge that the financing contemplated by this Proposal is subject to the above-referenced conditions and the execution and delivery of all appropriate documents (in form and substance satisfactory to CSC), including without limitations to the extent applicable, the Master Agreement to Lease Equipment, any Schedule Lessee Assignment of Purchase Order, financing statements, legal opinion and other documents and agreements reasonably required by CSC.

                                    By signing this document, you hereby
                                    authorize CSC to order, when appropriate for manufacture and delivery, the equipment configuration described herein (or in the attached or future purchase orders) and to file a financing statement in accordance with the Uniform Commercial Code signed only by CSC or signed by CSC as Lessee's attorney in fact with respect to any of the Equipment.

If for any reason, you and CSC shall fail to consummate all or any portion of the financing contemplated by this Proposal, you shall be solely responsible for the payment in full of the purchase price (and all related costs and expenses, including Soft Costs), incurred by CSC or Cisco Systems associated with any such outstanding orders. All such orders shall be subject to the standard Terms and Conditions of Sale of Cisco Systems or a Cisco Value Added Reseller, including by not limited to the "net 30" payment terms commencing from date of shipment. Please indicate your acceptance of all of the terms and conditions set forth herein by signing and dating this Proposal in the space provided below by no later than November 25, 1999 at which time this Proposal will expire if not accepted.






This Proposal is confidential and may not be disclosed to any person or entity without our consent.



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October 25, 1999
Page 3



Thank you for the opportunity to present this Proposal. We look forward to doing business with you. If you have any questions, please do not hesitate to call me at 408-525-5710.


Sincerely,


Bob Nakano                                   ACKNOWLEDGED AND AGREED:
CISCO SYSTEMS CAPITAL CORPORATION
170 West Tasman Drive
San Jose, CA  95134-1706 USA                 Globaltron Communications (lessee)
Fax:  408-527-1632
Email:  bnakano@cisco.com                    By: _______________________________
        -----------------
                                                          (Authorized Signature)

                                             Name: _____________________________

                                             Title: ____________________________

                                             Dated: ____________________________

                                             Lessee is/is not (CIRCLE ONE)
                                             willing to accept scheduling of
                                             partial purchase order shipments.
                                             (Note: Failure to circle either
                                             option shall be deemed an
                                             instruction not to schedule partial
                                             purchase order shipments.)


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